Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders of the PIMCO ETF
Trust:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund, PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund, PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund, PIMCO 25+Year Zero Coupon U.S.
Treasury Index Exchange-Traded Fund, PIMCO 1-5 Year U.S.
TIPS Index Exchange-Traded Fund, PIMCO 15+ Year U.S. TIPS
Index Exchange-Traded Fund, PIMCO Broad U.S. TIPS Index Exchange-Traded Fund, PIMCO 0-5 Year High Yield Corporate
Bond Index Exchange-Traded Fund, PIMCO Investment Grade
Corporate Bond Index Exchange-Traded Fund, PIMCO Australia
Bond Index Exchange-Traded Fund, PIMCO Canada Bond Index Exchange-Traded Fund, PIMCO Germany Bond Index
Exchange-Traded Fund, PIMCO Build America Bond Exchange-
Traded Fund, PIMCO Diversified Income Exchange-Traded
Fund,  PIMCO Enhanced Short Maturity Exchange-Traded
Fund, PIMCO Foreign Currency Strategy Exchange-Traded
Fund, PIMCO Global Advantage(r) Inflation-Linked Bond
Exchange-Traded Fund, PIMCO Intermediate Municipal Bond Exchange-Traded Fund, PIMCO Low Duration Exchange-Traded
Fund, PIMCO Short Term Municipal Bond Exchange-Traded
Fund, and PIMCO Total Return Exchange-Traded Fund
(constituting PIMCO ETF Trust, hereafter referred to as the "Funds") at June 30, 2014, the results of each of their operations, the changes in each of their net assets, and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management.
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United
States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2014 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
Kansas City, Missouri
August 15, 2014